Exhibit 23.1

CONSENT OF INEPENDENT AUDITORS

Consent of Mazars USA LLP

We consent to the incorporation by reference in Registration Statements No. 333-204850 on Form S-3 and No. 333-188937 on Form S-8 of our report dated May 15, 2017, relating to the carve-out financial statements of the Stainless-Steel Operations of Marcegaglia USA, Inc. appearing in this Current Report (Amendment No. 1) on Form 8-K/A dated May 15, 2017.

/s/ Mazars USA LLP
Fort Washington, PA
May 15, 2017